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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 31, 2006

                        Commission file number 001-16111

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                              GLOBAL PAYMENTS INC.
               (Exact name of registrant as specified in charter)

                  Georgia                                   58-2567903
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

      10 Glenlake Parkway, North Tower, Atlanta, Georgia     30328-3495
           (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code: 770-829-8234

                                      NONE


              (Former name, former address and former fiscal year,
                          if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

The following information is furnished voluntarily pursuant to Item 8.01, "Other Events."

     During the three months ended February 28, 2006, Global Payments Inc. ("Global Payments" or "the Company") became aware of suspicious processing activities by a new merchant customer (the "Merchant") whose customer agreement with the Company was signed during October 2005. The Merchant is an online payment system that enables consumers to purchase goods and services from other companies through the internet. One of these companies (the "Marketing Entity"), with whom Global Payments has no contractual or other direct relationship, was purportedly operating a multi-level marketing scheme targeted to internet consumers. In connection with this purported scheme, a significant number of consumers used the Merchant's online payment system. On or about January 31, 2006, the Company discontinued providing processing services to the Merchant. As of February 28, 2006, the Company believed the Merchant remained a going-concern and was using one of the Company's competitors for its payment processing. Global Payments did not experience any operating losses in connection with the Merchant during the three month period ended February 28, 2006 as a result of the cash reserves held for this Merchant's activities. Further, based on the Company's knowledge of this matter as of March 29, 2006, and subject to the risks and uncertainties described below, the Company does not believe it will incur a material loss in connection with the Merchant in the future. The Company, however, cannot be certain of this opinion due to such risks and uncertainties and, therefore, it is possible that the Company may incur a material loss related to this matter, but it is not probable. The Company does not believe it is required to file this Form 8-K, but has voluntarily done so under Item 8.01 "Other Events".

     Between October 2005 and January 31, 2006, the Company processed $86.0 million in gross credit card sales volume for the Merchant. During this period, the Company accumulated a peak value of $47.6 million in cash reserves related to the Merchant to minimize a suspected, potential liability associated with charges that may be reversed by cardholders ("chargebacks") in the future. As of February 28, 2006, the Company had received a significant amount of such chargebacks related to the Merchant. Many of these chargebacks were from cardholders claiming that the advertised service offered was not provided as they believed specified. The Company has applied these chargeback amounts and certain fees owed by the Merchant against the Company's cash reserves related to the Merchant. Accordingly, of the $47.6 million in peak value cash reserves related to the Merchant, the Company held $35.1 million as of February 28, 2006.

     The Company estimates that its potential uncollateralized loss exposure as of February 28, 2006 may equal $39.7 million (which is in excess of the cash reserves related to the Merchant described above), although the Company believes that an actual loss of this magnitude (or of any other material amount) is not probable based on the information available as of March 29, 2006. The Company calculated this estimate as follows: (i) $86.0 million in gross loss exposure from credit card processed sales volume related to the Merchant, less (ii) $47.6 million in peak value cash reserves related to the Merchant, plus (iii) $1.3 million in credit card interchange fees owed to the Company by the Merchant. The Company believes that the primary uncertainties as of this date that were involved in this estimation include the following: (i) the Company was unable to determine how much of the $86.0 million in credit card processed sales volume actually related to the Marketing Entity, as compared to the Merchant's other customers, despite efforts by the Company to retrieve this information from the Merchant, (ii) the Company could not determine whether these cardholders were entitled to these chargebacks, (iii) the Company could not determine the total amount of chargebacks related to the Marketing Entity that it may receive in the future, (iv) the Company could not reasonably determine the ability of certain parties, as described below, to satisfy their indemnification and/or guarantee obligations to the Company, and (v) the Company could not reasonably determine whether it would be successful in defending against any potential litigation that would seek to require the Company to distribute to any other party all or part of its peak value cash reserves related to the Merchant of $47.6 million.

     If the Company realizes a loss in connection with this situation, it intends to seek recovery from both the Merchant and also from the senior executive of the Merchant who provided the Company with a personal guarantee of the Merchant's obligations, including monetary obligations. In addition, the Merchant was referred to the Company by one of the Company's ISO relationships, which has also indemnified the Company for all losses arising from the Merchant. Further, the principal owner of this ISO has also provided the Company with a personal guarantee of the ISO's obligations, in addition to a security interest in a separate merchant portfolio of this ISO. The Company, however, has a risk of loss if these parties fail to satisfy their indemnification and/or guarantee obligations.

     For purposes of calculating the potential uncollateralized loss exposure of $39.7 million above, and in connection with any other statement included in this disclosure, the Company has assumed that it will be successful in defending against any litigation relating to its legal right to retain all of its cash reserves related to the Merchant and its right to apply chargebacks received related to the Merchant against such cash reserves. As of March 29, 2006, the Company believed that the Marketing Entity had ceased operations pursuant to a federal court order (the "Order"), and a court-appointed receiver had assumed control of this entity. This receiver has stated its position that the Order requires the Company to distribute to the receiver all of the Company's cash reserves

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related to the Merchant and has requested that the Company comply. The Company maintains that the Order does not apply to such cash reserves and that it is legally entitled to retain these cash reserves and to apply them against received chargebacks related to the Merchant. Therefore, the Company has retained these cash reserves as of March 29, 2006. On March 27, 2006, the judge who appointed the receiver ruled that the Order does not apply to the Company and that the Order does not prohibit the Company from resolving chargebacks in its normal and customary fashion. Accordingly, subject to an appeal or request for reconsideration of the judge's ruling, the Company will continue to process chargebacks in its normal and customary fashion, including retaining these cash reserves and applying them against received chargebacks related to the Merchant. As of March 29, 2006, it is unknown to the Company whether the receiver, or any other party, may initiate further litigation relating to the Company's right to retain all of its cash reserves related to the Merchant or to the Company's right to apply them against received chargebacks related to the Merchant. The potential outcome of any such litigation is also unknown to the Company as of this same date.

     Since February 28, 2006, the Company has continued to apply received chargebacks related to the Merchant against the Company's cash reserves related to the Merchant, which resulted in $24.1 million remaining in such cash reserves as of March 29, 2006. The Company has also recently begun disputing certain chargebacks with the applicable card issuing banks, pursuant to card association regulations. As of March 29, 2006, this effort has resulted in approximately $3.8 million in disputed chargebacks, which has favorably impacted, and has been included in, the $24.1 million cash reserve balance stated above as of this date. The Company, however, is uncertain if it will be successful in these chargeback disputes. Lastly, the Company has experienced a decline in the weekly average amount of received chargebacks related to the Merchant in each of the three consecutive weeks preceding March 29, 2006, including a more than 40% decline during the two weeks ended March 29, 2006 compared to the two weeks ended March 15, 2006. Based on this recent significant decline, and the Company's normal experience in processing chargebacks, the Company believes as of March 29, 2006 that its cash reserves related to the Merchant will not be depleted from received chargebacks related to the Merchant. The Company, however, cannot be certain of this opinion due to the risks and uncertainties described above, and, therefore, it is possible that the Company may incur a material loss related to this matter, but it is not probable.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            Global Payments Inc.
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                                            (Registrant)


Date: March 31, 2006                        By: /s/ Joseph C. Hyde
                                                --------------------------------
                                                Joseph C. Hyde
                                                Chief Financial Officer

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